Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-4 of our report dated March 31, 2023 relating to the consolidated financial statements of Vaso Corporation as of and for the year ended December 31, 2022, which is contained in that Prospectus. We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ UHY LLP

Sterling Heights Michigan

January 8, 2024